Exhibit 10.8

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is entered into as of January 31, 2016 (the “Effective Date”), by and between Mapi Pharma Ltd., a company incorporated under the laws of the State of Israel, having a place of business at 16 Einstein St., Ness Ziona 74140, Israel (“Mapi”), and Zhejiang Jingxin Pharmaceutical Co., Ltd., a company incorporated under the laws of the People's Republic of China, having a place of business at NO.800,Xinchang Dadao East Road, Chengguan Town, Xinchang County, Zhejiang Province, China (“Jingxin”). Mapi and Jingxin are sometimes referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS, Mapi has certain intellectual property rights, know-how and technical data, in the field of pharma and life sciences; and

WHEREAS, Mapi intends to offer its shares to the public (“Offering”). The Offering will be performed, subject to Mapi’s sole discretion;

WHEREAS, upon and subject to the consummation of the Offering, Jingxin wishes to invest in Mapi and purchase shares of Mapi in the same terms and conditions of the shares purchased upon the Offering;

WHEREAS, upon and subject to the consummation of the Offering and the consummation of the shares purchased by Jingxin, Jingxin wishes to receive and Mapi agrees to grant Jingxin the right of first negotiation of an agreement between the parties (“Cooperation Agreement”) with respect to the development and commercialization of all of Mapi’s current and future products and technologies (collectively shall be referred to as “Products”) within the territory of the People's Republic of China (the “Territory”), subject to the exceptions and terms of conditions set forth in this Agreement; and

NOW, THEREFORE, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.	Purchase of Shares.

1.1.
Upon or immediately prior to the consummation of the Offering (if at all), as shall be determined by Mapi, Jingxin undertakes to invest in Mapi an amount of ten million US Dollars (US $10,000,000) (the “Investment” and the “Investment Amount”, respectively), provided the price per share in the Offering is not lower by more than 40% of the low-end price range of the Offering (the “Pricing Condition”). Accordingly, upon the Effective Date, Jingxin will deposit the Investment Amount in an escrow account, details of which are included in the Escrow Agreement in the form attached hereto as Exhibit A (the “Escrow Agreement”), which will be released to Mapi upon or immediately prior to the consummation of the Offering meeting the Pricing Condition and otherwise managed in accordance with the terms and conditions set forth in the Escrow Agreement. For the purpose of this Agreement, the term “price range of the Offering” shall mean the price range included in the preliminary prospectus at the time the registration statement related to the Offering was declared effective.

1.2.
In consideration of and subject to the payment of the Investment Amount, Jingxin shall be entitled to receive the shares of Mapi of the same type of shares as issued in the Offering at the public offering price of the Offering.

1.3.
In connection with the Investment, Jingxin further undertakes to execute any document and instrument reasonably requested to by Mapi or Mapi’s underwriters, including a 180-day lock-up agreement as requested by Mapi's underwriters.

1.4.
It is hereby clarified that the foregoing undertaking of Jingxin to invest the Investment Amount in Mapi, shall expire if the Offering meeting the Pricing Condition shall not be consummated within the Term (as defined below), and any amounts deposited in the escrow account shall be immediately released and returned to Jingxin.

1.5.	Jingxin hereby represents, warrants and acknowledges:

(a)
Organization; Authority. Jingxin is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations thereunder. The execution, delivery and performance by Jingxin of the transactions contemplated by this Agreement, including the purchase of the shares in return for the Investment, has been duly authorized by all necessary corporate on the part of Jingxin. This Agreement has been duly executed by Jingxin, and when delivered by Jingxin in accordance with the terms hereof, will constitute the valid and legally binding obligation of Jingxin, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The execution, delivery and performance of this Agreement by Jingxin and the consummation by Jingxin of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of Jingxin's business license or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other instrument or other understanding to which Jingxin is a party or by which any property or asset of Jingxin is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Jingxin is subject and which is known by Jingxin, or by which any property or asset of Jingxin is bound or affected.

(b)
Investment Intent. Jingxin is acquiring the shares as principal for its own account, not as nominee or agent, for investment purposes only and not with a view to or for distributing or reselling such shares or any part thereof in violation of the U.S. Securities Act of 1933, as amended (the “Securities Act”), including for the account or benefit of a U.S. Person (as defined in Section 902(k) of Regulation S promulgated under the Securities Act) and Jingxin has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act or any applicable state securities laws, and does not have any current arrangement or understanding with any other Person regarding the distribution of such Securities, without prejudice, however, to Jingxin's right at all times to sell or otherwise dispose of all or any part of such shares in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by Jingxin to hold the shares for any period of time. Jingxin is acquiring the shares hereunder in the ordinary course of its business. Jingxin does not have any agreement or understanding, directly or indirectly, with any person to distribute any of the shares.

(c)
Investor Status. At the time Jingxin was offered the shares, it was, and at the date hereof it is, and on day of issuance of the shares it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act. Jingxin is not a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended. Jingxin acknowledges that it (i) has such knowledge, sophistication and experience in financial and business matters such that Jingxin is capable of evaluating the merits and risks of Jingxin's investment in Mapi, and (ii) is able to bear the financial risks associated with an investment in Mapi and is able to afford loss of such investment.

(d)
Regulation S. Jingxin is not a U.S. Person (as defined in Section 902(k) of Regulation S promulgated under the Securities Act), is a resident of the People’s Republic of China, and, at the date of this Agreement is not, and at the Closing Date will not be, in the United States.

(e)	General Solicitation. Jingxin is not purchasing the shares as a result of any general solicitation or general advertisement.

(f)
Access to Information. Jingxin acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Mapi concerning the terms and conditions of the offering of the shares and the merits and risks of investing in the shares under this Agreement.

(g)
No Registration; Reliance. Jingxin understands and acknowledges that (i) the shares to be acquired hereunder are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and Mapi will rely upon the accuracy and truthfulness of, the foregoing representations and Jingxin hereby consents to such reliance.

(h)
Independent Investment Decision. Jingxin has independently evaluated the merits of its decision to purchase shares pursuant to this Agreement, and Jingxin confirms that it has not relied on the advice of Mapi or any of its representatives in making such decision. Jingxin confirms that neither Mapi nor any of its representatives made any representations or warranties to Jingxin in connection with the sale of the shares.

(i)
Jingxin acknowledges and agrees that (i) it did not become interested in the investment in Mapi through the filing of the Mapi’s Registration Statement on Form F-1 (Registration No. 333-194832), as originally filed with the U.S. Securities and Exchange Commission on March 26, 2014, as subsequently amended to date, including any preliminary prospectuses included therein (the “Registration Statement”), and (ii) Jingxin has a substantive, pre-existing relationship with Mapi through regular business development activities and ongoing discussions regarding areas for cooperation between the parties. Jingxin acknowledges and agrees that it was (i) not contacted by Mapi or any investment banks through the marketing of Mapi’s planned offering of its Ordinary Shares as contemplated by the Registration Statement and (2) Jingxin did not independently contact Mapi as a result of the filing of the Registration Statement.

2.	Cooperation Agreement.

2.1.
Within one hundred and twenty (120) days from the consummation of the Offering and subject the consummation of the Investment, the Parties will commence good faith negotiation on the Cooperation Agreement. The rights to be granted by Mapi under the Cooperation Agreement shall include the following:

(i)
The exclusive right to market and sale Mapi’s Products which are available for marketing and sale at the effective date of the Cooperation Agreement provided that such Products shall not include glatiramer acetate and depot formulations of glatiramer acetate and Mapi’s Products that Mapi has, at such time, already granted any rights with respect thereto to a third party with respect to the Territory (collectively the “Excluded Products”);

(ii)
The exclusive right to develop and commercialize Mapi’s Products (except for the Excluded Products) in the Territory, including but not limited to, the conduct of clinical trials, submissions to the regulatory authorities, registration, marketing and sales;

(iii)
The right to develop products based on Mapi’s technologies and intellectual property rights, subject to the prior approval of Mapi with respect to each such product which shall be granted at Mapi’s sole discretion and subject to additional terms and conditions;

(iv)
Mapi’s obligation to cooperate with and provide Jingxin with reasonable support in connection with the development and registration of the Products in the Territory, in accordance with a development plan to be agreed by the Parties and as shall be amended from time to time; and

(v)
Jingxin shall have the manufacturing rights with respect to the Products (except for the Excluded Products) sold by it in the Territory, and Mapi shall provide Jingxin with the support services relating to the manufacturing of the Products, at Jingxin’s expense.

2.2.
The Cooperation Agreement shall include payments to be made with respect to each Product, including but not limited to, license fees, milestone fees and royalties as shall be agreed by the Parties with terms equivalent or preferable to Jingxin compared to other commercial agreements for the Territory the Company has as of the date hereof. The rights to be granted to Jingxin under the Cooperation Agreement shall be non-sublicensable and non-assignable without Mapi’s written prior consent.

2.3.	The Cooperation Agreement shall further include a diligence, non-compete, reporting and auditing provisions as well as additional standard provisions included in this type of agreements.

2.4.	Mapi may determine to negotiate the Cooperation Agreement with Jingxin even if no Offering is consummated by Mapi during the Term or within the Term prior to the consummation of the Offering.

2.5.
In the event that the Parties fail to execute an agreed Cooperation Agreement within six months from the commencement of the negotiations by the Parties, Mapi shall be free to negotiate a Cooperation Agreement or any similar agreement with any third party. Mapi hereby agrees that it shall not negotiate a Cooperation Agreement with any third party during the Term unless such negotiations with Jingxin have failed or upon the receipt of a waiver of Jingxin to enter into negotiations on the Cooperation Agreement.

3.	Confidentiality.

3.1.
Each Party (“Receiving Party”) acknowledges that in connection with the performance of this Agreement, it will receive or have access to certain non-public, confidential and/or proprietary information of the other Party (“Disclosing Party”), including without limitation, confidential trade secrets and other information related to the Products, services, data, know-how, inventions, intellectual property, customers or business of the other Party, whether written or oral, and any such other information that, regardless of the manner in which it is furnished and given the totality of the circumstances, a reasonable person or entity should have reason to believe is proprietary, confidential, or competitively sensitive (“Confidential Information”), and irrespective of whether such information was disclosed prior to the Effective Date or thereafter.

3.2.
Receiving Party agrees to maintain the confidentiality of the Confidential Information at the same level of care that it maintains its own confidential information, and not less than a reasonable level of care, and agrees neither to use such information (except for the purposes permitted herein) nor to disclose it to any third party or to any of its employees or contractors who do not have a need to know such information in order to perform their obligations under this Agreement.  Receiving Party shall remain responsible for its employees’ and contractors' compliance with the Confidential Information non-use and non-disclosure obligations hereunder.  Confidential Information shall not include any information which is publicly available at the time of disclosure or subsequently becomes publicly available through no fault of the Receiving Party, or is rightfully acquired from a third party who is not in breach of an agreement to keep such information confidential. Notwithstanding the aforesaid, the Receiving Party shall be entitled to disclose Confidential Information to the extent it is required to do so pursuant to applicable laws, rules, regulations or stock market rules, and shall provide a notice of such expected disclosure to the Disclosing Party, to enable the Disclosing Party to seek legal remedy. Neither Party shall disclose to the other Party third parties’ information of confidential nature or make any unauthorized use of third party’s information.  Upon termination or expiration of this Agreement, the Receiving Party shall return to the Disclosing Party or lawfully destroy all Confidential Information of the Disclosing Party, without maintaining any copies thereof, except, to the extent required for regulatory purposes and for such purposes only, one copy of such relevant Confidential Information.

3.3.
It is hereby acknowledged and agreed by Jingxin that Mapi shall have the right to disclose this Agreement and the terms and conditions of the Agreement without Jingxin prior approval, in connection with the Offering or in connection to disclosure required by a third party in a due diligence process, or by the laws of any jurisdiction to which Mapi is subject to, including any applicable securities law or in connection with any filing with, or requirement of any governmental entity or securities exchange of competent jurisdiction.

3.4.
It is hereby acknowledged and agreed by Mapi that Jingxin shall have the right to disclose this Agreement and the terms and conditions of the Agreement without Mapi prior approval, in connection to disclosure required by a third party in a due diligence process, or by the laws of any jurisdiction to which Jingxin is subject to, or requirement of any governmental entity or securities exchange of competent jurisdiction, subject to the deposit of the Investment Amount in the escrow account.

4.	Term and Termination.

4.1.
The term of this Agreement shall commence on the Effective Date and, unless earlier terminated as provided in this Section, shall continue in full force and effect for a period of twelve (12) months from the Effective Date as may be extended by the Parties in writing (the “Term”).

4.2.	Termination.

4.2.1.	Termination for Cause. Either Party may terminate this Agreement (the “Terminating Party”) upon written notice in the event:

4.2.1.1.
the other Party commits a material breach of the terms hereof and fails to remedy such breach to the reasonable satisfaction of the non-breaching Party within thirty (30) days after being requested in writing to do so; or

4.2.1.2.
of the other Party’s liquidation, whether voluntarily or otherwise, or if it makes an assignment for the benefit of creditors, which proceedings are not dismissed within sixty (60) days of being initiated.

4.3.
Sections 3, 4.3, 5 and 6 of this Agreement, as well as any rights, obligations and duties which by their nature extend beyond the expiration or termination of this Agreement, shall survive the termination or expiration hereof for any reason. It is further agreed that that in the event the Offering was consummated during the Term and the Investment Amount was transferred to Mapi in accordance with the terms herein, Jingxin’s rights under Section 2 shall survive in accordance with the terms set forth therein.

5.	Liability

5.1.	MAPI PROVIDES NO WARRANTY OR REPRESENTATION AS TO ANY OF ITS PRODUCTS OR TO THE PERFOMRANCE OF THE OFFERING OR ITS SUCCESS.

5.2.
IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES OF ANY KIND WHATSOEVER, INCLUDING BUT NOT LIMITED TO LOST PROFITS, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR PERFORMANCE BY SUCH PARTY UNDER THIS AGREEMENT EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

6.	Miscellaneous.

6.1.
This Agreement shall be governed by and construed in accordance with the laws of Singapore, without regard to the application of principles of conflicts of law. The Parties hereby consent to personal jurisdiction in Singapore and agree that any lawsuit they file to enforce their respective rights under this Agreement shall be brought exclusively in the competent courts located in Singapore.

6.2.
The Parties are independent contractors and no other relationship, including partnership, joint venture, or employment, is intended by this Agreement.  Neither Party shall have the right to make any representations or grant any warranties on behalf of the other Party or with respect to the other Party’s products and/or services or to otherwise bind or obligate the other Party.

6.3.
This Agreement (including its exhibits and related documents) is the sole agreement with respect to the subject matter hereof and except as expressly set forth herein, supersedes all other agreements and understandings between the Parties with respect to same.

6.4.
Unless otherwise specifically provided, all notices required or permitted by this Agreement shall be in writing and may be delivered personally, or may be sent by electronic mail, facsimile or certified mail, return receipt requested, to the Parties’ respective addresses as set forth in the heading of this Agreement, unless the Parties are subsequently notified of any change of address in accordance with this subsection. Any notice shall be deemed to have been received as follows: (i) by personal delivery, upon receipt; (ii) by electronic mail or facsimile, receipt confirmed, one business day after transmission or dispatch; (iii) by airmail, 7 business days after delivery to the postal authorities by the Party serving notice.

6.5.	This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.

6.6.
This Agreement may be amended, modified, superseded or canceled, and any of the terms may be waived, only by a written instrument executed by all Parties or, in the case of waiver, by the Party waiving compliance. The delay or failure of any Party at any time or times to require performance of any provisions hereof shall in no manner affect the rights at a later time to enforce the same. No waiver by either Party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

6.7.
This Agreement may not be assigned by either Party, without the consent of the other Party, which consent shall not be unreasonably withheld, except that each Party may, without such consent, assign this Agreement and the rights, obligations and interests of such Party, in whole or in part, to any purchaser of all or substantially all of its assets to which the subject matter of this Agreement relates, or to any successor corporation resulting from any merger or consolidation of such Party with or into such corporation.

6.8.
Neither Party will be responsible for delays resulting from causes beyond the reasonable control of such Party (except with respect to payment obligations), including without limitation, regulatory delay, fire, explosion, flood, war, strike, or riot, provided that the non-performing Party uses commercially reasonable efforts to avoid or remove such causes of non-performance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

6.9.
This Agreement may be executed in any number of counterparts and by facsimile, by email, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.  Signatures to this Agreement transmitted by facsimile, by email in “portable document format” (pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Agreement shall have the same effect as physical delivery of the paper document bearing original signature.

[Signature page to follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

Mapi Pharma Ltd. By: /s/ Ehud Marom Name: Ehud Marom Title: CEO	Jingxin Laboratories Ltd. By: Signature and Seal Name: Zhiping Jin Title: President of Research Institute

Exhibit A

Form of Escrow Agreement